EXHIBIT (a)(l)(iii)

CALPINE CORPORATION

Offer to Purchase for Cash

any and all of the outstanding
4% Convertible Senior Notes Due December 26, 2006
of Calpine Corporation

(CUSIP NOS. 131347 AND BA 3, 131347 AZ 9)

THE OFFER AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE AT 5 P.M., NEW YORK CITY TIME, ON MARCH 9, 2004, UNLESS THE OFFER IS EXTENDED.

February 9, 2004

To Our Clients:

      Enclosed for your consideration is an Offer to Purchase (the “Statement”) and a form of Letter of Transmittal (the “Letter of Transmittal” and, together with the Statement, the “Offer”), relating to the offer by Calpine Corporation, a Delaware corporation (“Calpine”), to purchase for cash any and all of its outstanding 4% Convertible Senior Notes Due December 26, 2006 at a repurchase price for each $1,000 principal amount at maturity of notes equal to their par value plus accrued but unpaid interest to, but not including, the date of payment for the notes accepted for payment. Capitalized terms used in this letter and not defined in this letter have the meanings ascribed to them in the Statement.

      The material relating to the Offer is being forwarded to you as the beneficial owner of notes carried by us for your account or benefit but not registered in your name. A tender of any notes may only be made by us as the registered holder of the notes and pursuant to your instructions. Therefore, Calpine urges beneficial owners of notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact and instruct that broker, dealer, commercial bank, trust company or other nominee if such holder desires to tender those notes pursuant to the Offer.

      Accordingly, we request instructions as to whether you wish us to tender any or all of the notes held by us for your account. We urge you to read carefully the Statement, the Letter of Transmittal and the other materials provided with this letter before instructing us to tender your notes.

      Your instructions to us should be forwarded as promptly as possible in order to permit us to tender notes on your behalf in accordance with the provisions of the Statement. The Offer and withdrawal rights will expire at 5 p.m. New York City time on March 9, 2004, the expiration date, unless the Offer is extended. To receive the purchase price, valid tenders must be received by the Depositary on or before the expiration date.

      Your attention is directed to the following:

1. The Offer is for any and all notes that are outstanding.

2. If you desire to tender any notes pursuant to the Offer and to receive the purchase price, we must receive your instructions in ample time to permit us to effect a tender of notes on your behalf on or before the expiration date.

3. The Offer is being made upon the terms and subject to the conditions set forth in the Statement and in the related Letter of Transmittal.

4. Any transfer taxes incident to the transfer of notes from the tendering holder to Calpine will be paid by Calpine, except as provided in instruction 7 to the Letter of Transmittal.

5. Payments made to you with respect to notes purchased pursuant to the Offer may be subject to withholding tax. If the notes are in book-entry form and held through DTC, by instructing us to tender any or all of your notes through DTC, unless notification to the contrary is provided to the Depositary (by a FIRPTA Notification Letter), you will be deemed to certify, represent and warrant to Calpine that you are not subject to the 10% withholding tax imposed by the Foreign Investment in Real Property Tax Act. You should review carefully the section titled “Certain United States Federal Income Tax Consequences — Foreign Investment in Real Property Tax Act” in the Statement, instruction 9 and the section titled “Important Tax Information” in the Letter of Transmittal, as well as consult your tax advisors.

      If you wish to have us tender any or all of your notes held by us for your account or benefit pursuant to the Statement, please so instruct us by completing, executing and returning to us the instruction form that appears below. THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO TENDER NOTES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT.

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INSTRUCTIONS

      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer by Calpine with respect to the notes.

      THIS WILL INSTRUCT YOU TO TENDER THE PRINCIPAL AMOUNT OF NOTES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED,

PURSUANT TO THE TERMS OF, AND CONDITIONS SET FORTH IN, THE OFFER TO PURCHASE DATED
FEBRUARY 9, 2004, AND THE LETTER OF TRANSMITTAL.

Certificate No.                               Principal Amount at Maturity Tendered*

*	If no amount is indicated, the undersigned will be deemed to have instructed you to tender the entire principal amount at maturity of notes held by the undersigned.

PLEASE SIGN HERE

Name(s)

(PLEASE PRINT)

Address

Area Code and Telephone No.

Employer Identification or Social Security No.

My Account Number With You

Date

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